Exhibit 5.1

[Letterhead of Squire, Sanders and Dempsey L.L.P.]

May 8, 2009

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

Ladies and Gentlemen:

    We have acted as counsel to HNI Corporation, an Iowa corporation (the "Corporation"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") relating to the proposed offering by the Corporation from time to time, of up to 1,000,000 shares (the "Shares") of its common stock, $1.00 per share par value, pursuant to the HNI Corporation Dividend Reinvestment and Share Purchase Plan (the "Plan").

    In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Plan, the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued against payment therefore pursuant to the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the federal laws of the United States of America and the Iowa Business Corporation Act.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are "experts" within the meaning of the Act, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission.

     We do not express an opinion on any matters other than those expressly set forth in this letter.

Very truly yours,

/s/ SQUIRE, SANDERS & DEMPSEY L.L.P.